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EXHIBIT 99.3

PACIFIC WESTERN NATIONAL BANK

FINANCIAL STATEMENTS
WITH
INDEPENDENT AUDITORS' REPORT

DECEMBER 31, 2001, 2000, and 1999

PACIFIC WESTERN NATIONAL BANK

DECEMBER 31, 2001, 2000, and 1999

CONTENTS

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Pacific Western National Bank

        We have audited the accompanying statements of financial condition of Pacific Western National Bank as of December 31, 2001 and 2000, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Western National Bank as of December 31, 2001 and 2000, and the results of its operations, and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ Vavrimek, Trime, Day & Co., LLP

Laguna Hills, California
January 23, 2002

PACIFIC WESTERN NATIONAL BANK
STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2001 and 2000

	2001	2000
ASSETS
Cash and Due from Banks	$9,996,350	$12,187,734
Federal Funds Sold	31,200,000	2,800,000

Total Cash and Cash Equivalents	41,196,350	14,987,734
Investment Securities Available for Sale	20,263,402	5,504,001
Loans, Net of Unearned Income and Deferred Loan Fees	192,576,831	165,835,425
Allowance for Loan Losses	(2,054,962)	(1,791,215)

Net Loans	190,521,869	164,044,210
Bank Premises and Equipment	3,102,993	2,720,222
Federal Reserve Bank and Federal Home Loan Bank Stock, at Cost	349,900	261,350
Accrued Interest Receivable and Other Assets	2,972,456	2,693,214

Total Assets	$258,406,970	$190,210,731

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand Deposits	$39,777,600	$33,455,668
NOW Accounts	21,754,901	19,317,694
Money Market and Savings	78,200,486	53,418,275
Certificates of Deposit:
Under $100,000	50,846,230	31,334,555
$100,000 and Over	47,644,187	34,084,010

Total Deposits	238,223,404	171,610,202
Accrued Interest Payable and Other Liabilities	802,724	938,597

Total Liabilities	239,026,128	172,548,799

Commitments—Notes 4 and 7	—	—
Shareholders' Equity
Common Stock—$1.67 Par Value; Authorized 2,000,000 Shares; Issued and Outstanding, 921,185 in 2001 and 877,404 in 2000	1,538,379	1,465,264
Paid-in Capital	5,858,065	4,984,415
Retained Earnings	11,911,831	11,208,103
Accumulated Other Comprehensive Income	72,567	4,150

Total Shareholders' Equity	19,380,842	17,661,932

Total Liabilities and Shareholders' Equity	$258,406,970	$190,210,731

The accompanying notes are an integral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999

	2001	2000	1999
Interest Income
Interest and Fees on Loans	$18,606,094	$16,430,394	$12,440,445
Interest on Investment Securities	551,921	433,840	540,249
Other Interest Income	819,031	503,463	296,814

Total Interest Income	19,977,046	17,367,697	13,277,508
Interest Expense
Interest on Deposits	7,606,511	5,641,096	3,633,248
Other	15,625	9,470	2,541

Total Interest Expense	7,622,136	5,650,566	3,635,789

Net Interest Income	12,354,910	11,717,131	9,641,719
Provision for Loan Losses	1,260,000	840,000	750,000

Net Interest Income After Provision for Loan Losses	11,094,910	10,877,131	8,891,719
Other Income
Service Charges on Deposit Accounts	948,301	847,345	864,959
Other Service Charges and Income	206,919	241,830	253,010
Gain on Sale of Loans	200,745	109,405	—
Gain on Sale of Bank Premises and Equipment	—	—	28,047

	1,355,965	1,198,580	1,146,016

Other Expenses
Salaries and Employee Benefits	4,533,736	4,022,046	3,536,362
Occupancy Expenses	947,359	656,325	535,980
Furniture and Equipment Expenses	889,487	939,559	724,091
Stationery and Other Office Expenses	787,191	699,890	533,045
Data Processing and Other Professional Services	1,495,835	1,290,605	1,121,750
Advertising and Business Promotion Expense	393,946	354,889	347,483
Other Expenses	595,700	530,779	496,443

	9,643,254	8,494,093	7,295,154

Income Before Income Taxes	2,807,621	3,581,618	2,742,581
Income Taxes	1,155,200	1,461,540	1,126,410

Net Income	$1,652,421	$2,120,078	$1,616,171

Earnings Per Share:
Net Income—Basic	$1.79	$2.30	$1.75
Net Income—Diluted	$1.75	$2.24	$1.71

The accompanying notes are an integral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999

	Shares	Common Stock	Paid-In Capital	Comprehensive Income	Retained Earnings	Accumulated Other Comprehensive Income
Balance, January 1, 1999	795,969	$1,329,268	$3,400,839		$9,194,562	$75,859
Five Percent Stock Dividend	39,729	66,347	787,826		(854,173)
Cash Paid in Lieu of Fractional Shares					(1,499)
Comprehensive Income:
Unrealized Loss on Securities Available for Sale, Net of Taxes of $55,476				$(78,737)		(78,737)
Net Income for the Year				1,616,171	1,616,171

Total Comprehensive Income				$1,537,434

Balance, December 31, 1999	835,698	1,395,615	4,188,665		9,955,061	(2,878)
Five Percent Stock Dividend	41,706	69,649	795,750		(865,399)
Cash Paid in Lieu of Fractional Shares					(1,637)
Comprehensive Income:
Unrealized Gain on Securities Available for Sale, Net of Taxes of $4,883				$7,028		7,028
Net Income for the Year				2,120,078	2,120,078

Total Comprehensive Income				$2,127,106

Balance, December 31, 2000	877,404	1,465,264	4,984,415		11,208,103	4,150
Five Percent Stock Dividend	43,781	73,115	873,650		(946,764)
Cash Paid in Lieu of Fractional Shares					(1,929)
Comprehensive Income:
Unrealized Gain on Securities Available for Sale, Net of Taxes of $47,544				$68,417		68,417
Net Income for the Year				1,652,421	1,652,421

Total Comprehensive Income				$1,720,838

Balance, December 31, 2001	921,185	$1,538,379	$5,858,065		$11,911,831	$72,567

The accompanying notes are an integral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999

	2001	2000	1999
Cash Flows From Operating Activities
Net Income	$1,652,421	$2,120,078	$1,616,171
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	713,143	630,599	583,693
Premium Amortization on Investments	28,651	14,485	50,027
Provision for Loan Losses	1,260,000	840,000	750,000
Gain on Sale of Loans	(200,745)	(109,405)	—
Deferred Income Taxes	(119,000)	(174,000)	(133,000)
Net Change in Other Assets and Liabilities	(194,165)	(1,067,727)	(64,624)

Net Cash Provided by Operating Activities	3,140,305	2,254,030	2,802,267
Cash Flows From Investing Activities
Proceeds From Sales and Maturities of Investment Securities	11,181,139	1,755,666	6,287,177
Purchase of Investment Securities	(25,853,230)	—	(2,787,676)
Net Change in Federal Reserve Bank and Federal Home Loan Stock	(88,550)	324,300	(443,700)
Net Increase in Loans	(27,683,791)	(29,625,596)	(40,145,258)
Proceeds From Sale of Bank Premises and Equipment	6,000	964,723	504,791
Expenditures For Bank Premises and Equipment	(1,104,530)	(1,047,047)	(3,143,741)

Net Cash Used in Investing Activities	(43,542,962)	(27,627,954)	(39,728,407)
Cash Flows From Financing Activities
Net Change in Federal Funds	—	(3,500,000)	3,500,000
Net Increase in Demand Accounts, Money Market, NOW and Savings Accounts	33,541,350	11,073,659	13,537,848
Net Increase in Certificates of Deposit	33,071,852	24,611,551	13,656,354
Cash Paid in Lieu of Fractional Shares	(1,929)	(1,637)	(1,499)

Net Cash Provided by Financing Activities	66,611,273	32,183,573	30,692,703

Net Increase (Decrease) in Cash and Cash Equivalents	26,208,616	6,809,649	(6,233,437)
Cash and Cash Equivalents, Beginning of Year	14,987,734	8,178,085	14,411,522

Cash and Cash Equivalents, End of Year	$41,196,350	$14,987,734	$8,178,085

Supplemental Disclosures of Cash Flow Information
Interest Payments	$7,724,794	$5,770,953	$3,250,862
Income Tax Payments	$1,372,626	$1,562,925	$1,518,366
Net Change in Valuation Allowance For Investment Securities	$68,417	$7,028	$78,737
Reclassification from Retained Earnings to Common Stock for Stock Dividend	$946,764	$865,399	$854,173

The accompanying notes are an integral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

        Pacific Western National Bank has been organized and operates as a single operating segment. The Bank maintains four branches in Los Angeles County and one in Orange County. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Cash and Due From Banks

        Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2001.

        The Bank maintains amounts due from banks, which exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment Securities

        The Bank applies Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which addresses the accounting for investments in equity securities that have readily determinable fair values and for investments in all debt securities. Pursuant to SFAS No. 115, securities are classified in three categories and accounted for as follows: debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and are measured at amortized cost; debt and equity securities bought and held principally for the purpose of selling in the near term are classified as trading securities and are measured at fair value, with unrealized gains and losses included in earnings; debt and equity securities not classified as either held-to-maturity or trading securities are deemed available-for-sale and are measured at fair value, with unrealized gains and losses, net of applicable taxes, reported in a separate component of stockholders' equity.

Loans and Interest on Loans

        Loans are reported at the principal amount outstanding, net of any deferred loan origination fee income and deferred direct loan origination costs, and net of any unearned interest on discounted loans. Deferred loan origination fee income and direct loan origination costs are amortized to interest income over the life of the loan using the interest method. Interest on loans is accrued to income daily based upon the outstanding principal balances.

        Loans for which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on such loans is discontinued when there exists a reasonable doubt as to the full and timely collection of either principal or interest. Income on such loans is then only recognized to the extent that cash is received and where the future collection of principal is probable. Accrual of interest is resumed only when principal and interest are brought fully current and when such loans are considered to be collectible as to both principal and interest.

        For impairment recognized in accordance with Financial Accounting Standards Board (FASB) SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114), as amended by SFAS No. 118, the entire change in the present value of expected cash flows is reported as either provision for loan losses in the same manner in which impairment initially was recognized, or as a reduction in the amount of provision for loan losses that otherwise would be reported.

Allowance For Loan Losses

        The allowance for loan losses is established by a provision charged to current period income. Loan losses are charged against the allowance when the loan's principal is deemed uncollectible. Loan recoveries are only recognized to the extent that cash is received. The allowance is maintained at a level considered adequate, in management's judgment, to provide for loan losses that can be reasonably anticipated. The evaluation of the adequacy of the allowance takes into consideration several factors including but not exclusively, current economic conditions, historical loan loss experience, and factors affecting collectibility on specific borrowers based upon regular credit reviews.

Loans Held for Sale

        SBA loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Premises and Equipment

        Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures and forty years for buildings. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Income Taxes

        Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of nontaxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in SFAS No. 109, "Accounting for Income Taxes".

Comprehensive Income

        Beginning in 1998, the Bank adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the disclosure of comprehensive income and its components. Changes in unrealized gain (loss) on available-for-sale securities net of income taxes is the only component of accumulated other comprehensive income for the Bank.

Earnings Per Shares (EPS)

        Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Disclosure About Fair Value of Financial Instruments

        SFAS No. 107 specifies the disclosure of the estimated fair value of financial instruments. The Bank using available market information and appropriate valuation methodologies has determined the Bank's estimated fair value amounts.

        However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts the Bank could have realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying Notes.

Stock-Based Compensation

        SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, banks to record compensation cost for stock-based employee compensation plans at fair value. The Bank has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of the grant over the amount an employee must pay to acquire the stock. The pro forma effects of adoption are disclosed in Note 10.

Current Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets" effective starting with fiscal years beginning after December 15, 2001. This Statement establishes new accounting standards for goodwill and continues to require the recognition of goodwill as an asset but does not permit amortization of goodwill as previously required by the APB Opinion No. 17. The Statement also establishes a new method of testing goodwill for impairment. It requires goodwill to be separately tested for impairment at a reporting unit level. The amount of goodwill determined to be impaired would be expensed to current operations. Management believes that the adoption of the statement will not have a material effect on the Bank's financial statements.

Reclassifications

        Certain reclassifications were made to prior years' presentations to conform to the current year. These reclassifications are of a normal recurring nature.

NOTE 2—INVESTMENTS

        Debt and equity securities have been classified in the statements of condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale Securities:
December 31, 2001
Obligations of U.S. Government Agencies and Corporations	$18,502,813	$99,876	$(33,833)	$18,568,856
Municipal Securities	281,153	7,960	—	289,113
Mortgage-Backed Securities	1,112,290	43,434	—	1,155,724
Other Securities	244,129	5,580	—	249,709

	$20,140,385	$156,850	$(33,833)	$20,263,402

December 31, 2000
Obligations of U.S. Government Agencies and Corporations	$3,000,000	$179	$(4,375)	$2,995,804
Municipal Securities	760,644	1,921	(10,212)	752,353
Mortgage-Backed Securities	1,425,127	12,547	(1,607)	1,436,067
Other Securities	311,195	8,582	—	319,777

	$5,496,966	$23,229	$(16,194)	$5,504,001

        The amortized cost and fair values of investment securities available for sale at December 31, 2001, by expected maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due in One Year or Less	$86,348	$87,679
Due After One Year but Less Than Five Years	12,197,618	12,279,336
Due in Greater Than Five Years	6,500,000	6,490,954
Mortgage-Backed Securities	1,112,290	1,155,724
Other Securities	244,129	249,709

	$20,140,385	$20,263,402

        Securities with a carrying value of $4,418,872 and $5,127,467 at December 31, 2001 and 2000, respectively, were pledged to secure public deposits, short-term borrowings and lines-of-credit, or other items required by law.

NOTE 3—LOANS AND THE RELATED ALLOWANCE FOR LOAN LOSSES

        The Bank's loan portfolio consists primarily of loans to borrowers within the counties of Los Angeles and Orange. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate is among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in that industry. The majority of the Bank's consumer loans are auto loans purchased through automobile dealers.

        The following is a summary of the major components of loans outstanding at December 31, 2001 and 2000:

	December 31,
	2001	2000
Consumer Loans—Primarily Auto Financing	$55,790,799	$53,123,649
Commercial Loans	32,077,060	28,053,092
Real Estate Loans—Construction Financing	45,366,788	33,737,927
Real Estate Loans—Other	60,602,249	52,502,349

Total Loans	193,836,896	167,417,017
Unearned Interest on Discounted Loans	(283,415)	(933,022)
Net Deferred Loan Fees	(976,650)	(648,570)

	$192,576,831	$165,835,425

        The Bank also originates SBA loans for sale to institutional investors. At December 31, 2001 and 2000 the Bank was servicing approximately $3,599,000 and $1,877,000, respectively in loans preciously sold.

        Changes in the allowance for loan losses as of December 31:

	2001	2000	1999
Balance at Beginning of Year	$1,791,215	$1,494,568	$1,157,534
Provisions Charged to Operating Expense	1,260,000	840,000	750,000
Recovery of Principal on Loans Previously Charged Off	137,440	125,790	160,612
Principal on Loans Charged Off	(1,133,693)	(669,143)	(573,578)

	$2,054,962	$1,791,215	$1,494,568

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, and income recognized thereon as of December 31:

	2001	2000	1999
Recorded Investment in Impaired Loans	$1,116,779	$304,664	$170,071

Related Allowance for Loan Losses	$12,000	$5,000	$5,000

Average Recorded Investment in Impaired Loans	$623,000	$353,000	$135,000

Interest Income Recognized for Cash Payments	None	None	None

NOTE 4—BANK PREMISES AND EQUIPMENT

        Bank premises and equipment at December 31, consist of the following:

	2001	2000
Land	$453,024	$453,024
Bank Premises	892,777	892,777
Leasehold Improvements	2,256,483	1,621,323
Furniture, Fixtures and Equipment	3,565,339	3,151,636
Bank Automobiles	222,781	187,280

	7,390,404	6,306,040
Less Accumulated Depreciation and Amortization	(4,287,411)	(3,585,818)

	$3,102,993	$2,720,222

        During 1999 and 2000 the Bank constructed a building to house a new branch and administrative center in Brea California. This facility was completed and occupied in early 2000. The Bank has entered into a sale-leaseback transaction subject to a 20-year lease with two 10-year options to renew. The Bank received a below market rate rent for the initial term as part of overall sales consideration. Prepaid rent of approximately $529,800 at December 31, 2001 is included in other assets and will be amortized to lease expense over the initial term of the lease.

        The Bank possesses premises and equipment under noncancelable long-term operating leases expiring on various dates through 2011 with renewal options through 2021. At December 31, 2001, the approximate future minimum rental commitments under these leases are as follows:

2002	$367,000
2003	307,000
2004	307,000
2005	281,000
2006	273,000
Thereafter	3,094,000

Total	$4,629,000

        Rental payments for premises charged to operating expense amounted to approximately $460,000, $347,000, and $193,000, for the years ended December 31, 2001, 2000, and 1999, respectively.

NOTE 5—DEPOSITS

        At December 31, 2001, the scheduled maturities of certificates of deposit are as follows:

Due in One Year	$91,764,519
Due After One Year But Less Than Five Years	6,725,898

$98,490,417

        Interest expense as of December 31, relating to interest bearing deposits and other borrowings is as follows:

	2001	2000	1999
Interest on Money Market and NOW Accounts	$401,041	$476,134	$364,915
Interest Savings Accounts	1,915,875	1,805,948	1,595,958
Interest on Certificates of Deposit Under $100,000	2,638,975	1,796,067	756,276
Interest on Certificates of Deposit of $100,000 or More	2,650,620	1,562,947	916,099
Interest on Short-Term Borrowings	15,625	9,470	2,541

	$7,622,136	$5,650,566	$3,635,789

NOTE 6—INCOME TAXES

        The provisions for income tax for the years ended December 31, 2001, 2000, and 1999, were as follows:

	2001	2000	1999
Current
Federal	$925,200	$1,209,375	$915,125
State	349,000	426,165	344,285

	1,274,200	1,635,540	1,259,410
Deferred	(119,000)	(174,000)	(133,000)

	$1,155,200	$1,461,540	$1,126,410

        The provision for income taxes for 2001, 2000, and 1999 reflects effective rates of 41.1%, 40.8%, and 41.1% respectively. A reconciliation of the statutory income tax of 34% to the income tax provision is as follows:

	2001	2000	1999
Federal Income Tax at the Statutory Rate	$955,000	$1,217,000	$932,000
State Franchise Tax, Net of the Federal Income Tax Benefit	207,000	256,000	196,000
Tax Exempt Interest	(10,000)	(20,000)	(26,000)
Other	3,200	8,540	24,410

Total Income Tax Provision	$1,155,200	$1,461,540	$1,126,410

        Deferred taxes arise primarily from timing differences in the recognition of income and expenses for tax and financial reporting purposes.

        The following is a summary of the components of the net deferred tax assets included in other assets on the balance sheet:

	2001	2000
Deferred Tax Assets:
Allowance for Loan Losses Due to Tax Limitations	$454,000	$457,000
Premises and Equipment Due to Depreciation Difference	208,000	107,000
Other Assets/Liabilities	123,000	149,000

Net Deferred Taxes	$785,000	$713,000

NOTE 7—COMMITMENTS AND CONTINGENCIES

        In the normal course of business, the Bank is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby and commercial letters of credit. To varying degrees, these instruments involve elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 2001 and 2000, the Bank had commitments of approximately $45,059,000 and $35,663,000, respectively.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, residential properties and properties under construction.

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

        The Bank is involved in various litigation. In the opinion of management and the Bank's legal counsel, the disposition of all litigation pending will not have a material effect on the Bank's financial statements.

NOTE 8—TRANSACTIONS WITH DIRECTORS

        In the ordinary course of business, the Bank has granted loans to certain directors and the companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The balance of these loans outstanding was approximately $2,096,000, $878,000, and $1,041,000, at December 31, 2001, 2000, and 1999, respectively.

        Legal fees of approximately $123,000, $68,000, and $94,000, were paid during 2001, 2000, and 1999 to a law firm with which a director of the Bank is affiliated.

NOTE 9—RISK-BASED CAPITAL ADEQUACY

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2001, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2001:
Total Capital (to Risk-Weighted Assets)	$21,353	10.2%	$16,675	8.0%	$20,844	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$19,298	9.3%	$8,337	4.0%	$12,506	6.0%
Tier 1 Capital (to Average Assets)	$19,298	7.4%	$10,487	4.0%	$13,108	5.0%
As of December 31, 2000:
Total Capital (to Risk-Weighted Assets)	$19,360	11.3%	$13,769	8.0%	$17,211	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$17,568	10.2%	$6,885	4.0%	$10,327	6.0%
Tier 1 Capital (to Average Assets)	$17,568	9.4%	$7,509	4.0%	$9,386	5.0%

        The Bank is restricted as to the amount of dividends, which can be paid. Dividends declared by national banks that exceed the net income (as defined) for the current year plus retained net income for the preceding two years must be approved by the OCC. The Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements shown above.

NOTE 10—STOCK OPTION PLAN

        At December 31, 2001, the Bank had a fixed option plan under which 129,953 shares of the Bank's common stock, retroactively adjusted for stock dividends, may be issued at not less than 100% of the fair value at the date the options are granted. The Bank applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans.

        The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions; risk-free rates of 6% in 2000, and 5.0% in 1999, volatility of 5% and expected lives of 5 years. The weighted-average fair value of options granted was $5.10 in 2000, and $5.74 in 1999.

        A summary of the status of the Bank's fixed stock option plan, retroactively adjusted for all stock dividends, as of December 31, 2001, 2000, and 1999 and changes during the years ending on those dates is presented below:

	2001		2000		1999
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at Beginning of Year	111,797	$15.61	112,121	$15.61	102,372	$15.19
Forfeited	—	—	(3,474)	19.96	(3,647)	17.68
Granted	—	—	3,150	19.29	13,396	19.35

Outstanding at End of Year	111,797	15.61	111,797	15.61	112,121	15.61

        The following table summarizes information about fixed options outstanding at December 31, 2001:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$9.00 - $12.00	44,030	4.1 Years	$9.86	41,353	$9.86
$18.00 - $21.00	67,767	6.7 Years	18.90	59,294	18.90

	111,797	5.6 Years	15.61	100,647	15.45

        Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Bank's net income would have been reduced to the following pro forma amount:

	2001	2000	1999
Net Income:
As Reported	$1,652,421	$2,120,078	$1,616,171
Pro Forma	1,604,600	2,053,409	1,558,190
Per Share Data:
Net Income—Basic
As Reported	1.79	2.30	1.75
Pro Forma	1.74	2.22	1.69
Net Income—Diluted
As Reported	1.75	2.24	1.71
Pro Forma	1.70	2.17	1.65

NOTE 11—STOCK DIVIDENDS

        The Bank issued 5% stock dividends in 2001, 2000, and 1999. All references in the accompanying financial statements and notes to the financial statements to the number of common shares and per share amounts have been restated to reflect the stock dividends.

NOTE 12—EARNINGS PER SHARE (EPS)

        The following is a reconciliation of net income and shares outstanding to the income and number of share used to compute EPS:

	2001		2000		1999
	Income	Shares	Income	Shares	Income	Shares
Net Income as Reported	$1,652,421		$2,120,078		$1,616,171
Shares Outstanding at Year End		921,185		921,185		921,185

Used in Basic EPS	1,652,421	921,185	2,120,078	921,185	1,616,171	921,185
Dilutive Effect of Outstanding Stock Options		22,310		21,299		20,706

Used in Dilutive EPS	$1,652,421	943,495	$2,120,078	942,484	$1,616,171	941,891

NOTE 13—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

        The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

        The carrying amounts of cash, short term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks. The fair values of investment securities, including available for sale, are generally based on quoted market prices. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

        The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

        The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

        The estimated fair value of financial instruments at December 31, 2001 and 2000 are summarized as follows (dollar amounts in thousands):

	2001		2000
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and Due From Banks	$9,996	$9,996	$12,188	$12,188
Federal Funds Sold	31,200	31,200	2,800	2,800
Investment Securities	20,263	20,263	5,504	5,504
Loans	190,669	193,983	164,044	164,179
Federal Reserve Bank and Federal Home Loan Bank Stock	350	350	261	261
Financial Liabilities
Deposits	238,223	238,552	171,610	171,629

NOTE 14—PROPOSED MERGER

        On August 22, 2001, the Bank announced the signing of a definitive merger agreement ("the Agreement") where by First Community Bancorp will acquire all of the outstanding common stock of the Bank.

        The Agreement provides that the shareholder of the outstanding common shares and options to purchase common shares of the Bank will be paid $37.15 per share, for a total purchase price of $36.6 million. The merger is subject to standard conditions, including the approval of the shareholders of the Bank and bank regulatory agencies. The transaction is expected to close in the first quarter of 2002.

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  EXHIBIT 99.3
PACIFIC WESTERN NATIONAL BANK DECEMBER 31, 2001, 2000, and 1999 CONTENTS
INDEPENDENT AUDITORS' REPORT
PACIFIC WESTERN NATIONAL BANK STATEMENTS OF FINANCIAL CONDITION DECEMBER 31, 2001 and 2000
PACIFIC WESTERN NATIONAL BANK STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999
PACIFIC WESTERN NATIONAL BANK STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999
PACIFIC WESTERN NATIONAL BANK STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999
PACIFIC WESTERN NATIONAL BANK NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, and 1999